Exhibit 4.2

May 17, 2012

U.S. Bank National Association
1420 Fifth Avenue, Seventh Floor
PD-WA-T7CT
Seattle, WA 98101
Attn:  Carolyn Morrison

Ladies and Gentlemen:

Pursuant to the provisions of Section 2.02 of the Indenture (the “Indenture”) dated as of November 23, 2011 among Kodiak Oil & Gas Corp. (the “Company”), Kodiak Oil & Gas (USA) Inc. (the “Guarantor”) and you, as Trustee, the undersigned officers of the Company hereby certify, in their capacity as officers of the Company and not in their personal capacity, as follows in connection with the issuance by the Company, of $150,000,000 aggregate principal amounts of the Company’s 8.125% Senior Notes due 2019 (“Notes”) to be consolidated and form a single series with the Company’s $650,000,000 8.125% Senior Notes due 2019 under the Indenture:

The issuance of the Notes pursuant to Section 2.02 of the Indenture does not contravene any provision of Article 4 of the Indenture.

The Notes shall constitute Additional Notes under the Indenture.

The Company hereby delivers to you two global notes (the “Global Notes”) representing $150,000,000 aggregate principal amount of the Additional Notes. You are hereby requested to authenticate on the date hereof (i) one Global Note (144A CUSIP No. 50015QAA8) registered in the name of Cede & Co. in the aggregate principal amount of $149,985,000 and (ii) one Global Note (Reg S CUSIP No. C49539AA4) registered in the name of Cede & Co. in the aggregate principal amount of $15,000, and to retain such Global Notes as custodian for The Depository Trust Company.

Terms used herein but not otherwise defined shall have the meaning given such terms in the Indenture.

[Signature pages follow]

Very truly yours,

Kodiak Oil & Gas Corp.

By:	/s/ James P. Henderson
	Name:	James P. Henderson
	Title:	Chief Financial Officer, Treasurer, Secretary and Executive Vice President of Finance

Kodiak Oil & Gas Corp.

By:	/s/ Lynn A. Peterson
	Name:	Lynn A. Peterson
	Title:	President and Chief Executive Officer

[Signature Page to Order of the Trustee]